SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 January 2, 2004
                                -----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             FINANCIALCONTENT, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-28377               94-3319536
         --------                      -------               ----------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)



                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                           --------------------------
                    (Address of principal executive offices)

                            650/837-9850 (telephone)
                               650/745-2677 (fax)
                               ------------------
                          Registrant's telephone number

                      -------------------------------------
                         Former name and former address

ITEM 5.  Regulation FD Disclosure

FinancialContent, Inc. ("FinancialContent" or the "Company" or the "Registrant") is a leading provider of financial data and information on the Internet.

On December 31, 2003, the Company closed a private placement wherein the Company raised $1,000,000 issuing shares of its Series C convertible preferred stock at $0.75 per share, meeting the Company's monetary goal at the outset of the raise. The Series C shares were acquired by more than 20 non-affiliated accredited investors residing in the U.S.

The shares of the Series C stock are convertible on a one to one basis into shares of the Company's common stock at the option of the Series C shareholder. The shares of the Series C stock and the common stock issuable upon conversion have piggy-back registration rights and no demand registration rights. The Series C shares have no dividend rights and their liquidation rights are subordinate to the shares of the Company's Series A and B convertible preferred stock.

Shares of the Company's Series A convertible preferred stock were issued to CNET Networks, Inc. pursuant to the Asset Purchase Agreement executed by and between the Company and CNET Networks, Inc. as announced by the Company in the Form 8-K filed with the Securities and Exchange Commission dated August 1, 2003.

Shares of the Company's Series B convertible preferred stock were sold at $0.35 per share pursuant to a private placement memorandum that netted the company
$361,674. Terms of the Series B convertible preferred shares are similar as those of the Series C convertible preferred shares. The Series B shares were also sold to non-affiliated accredited investors residing in the U.S. The Company announced the Series B raise in its Form 10KSB filed with the Securities and Exchange Commission on October 14, 2003.

On December 31, 2003, the Company also issued a total of 4,000,000 shares of its Series D preferred stock to Wilfred Shaw and Wing Yu, both of whom are officers of the Company and members of the Company's board of directors ("Officers").

The Series D preferred stock is not convertible into common stock of the Company. The Series D stock also has no dividend rights and no liquidation preferences. Each holder of Series D preferred stock shall be entitled to vote on all matters that the holders of Common Stock vote upon. The holders of the Series D Preferred Stock and Common Stock shall vote together as a single class on all such matters and on all such matters, the holders of the Series D Preferred Shares shall be entitled to 10 votes of Common Stock for each share of Series D Preferred Stock voted.

The Series D Preferred Shares were issued to the Officers in recognition of the leadership in directing the Company from the beginning to its current growth phase and to provide the Officers with a strong incentive to continue to lead and to direct the company into the future.

The press release filed as an exhibit to this Current Report on Form 8-K announcing FinancialContent's $1,000,000 private placement is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Information and Exhibits

(a) Financial Statements of Businesses Acquired.  Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits. The following documents are filed as exhibits to the report:

         (1) One press releases of the Registrant dated January 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FinancialContent, Inc.

                                        By: /s/ Wing Yu
                                        ---------------
                                        Wing Yu,
                                        Chief Executive Officer

                                        Date: January 2, 2004

Index to Exhibits

Sequentially Exhibit                    Description of Document
  No. Numbered Page
  No.
        99.1            Press Release of the Registrant dated January 2, 2004

                                       2